MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

                    February 11, 2009

In accordance with the terms of the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (the “Plan”), pursuant to action of the Compensation Committee of the Board of Directors of MDU Resources Group, Inc. (the “Committee”), MDU Resources Group, Inc. (the “Company”) has  granted to you (the “Participant”) an opportunity to receive an annual incentive award for calendar year 2009 (the “Award”), subject to the terms and conditions set forth in this Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), as set forth below:

Target Award:	$[ ] (the “Target Award”)
Performance Measures:	Earnings Per Share (weighted 50%) and Return on Invested Capital (weighted 50%) (collectively, the "Performance Measures")
Performance Period:	January 1, 2009 through December 31, 2009 (the "Performance Period")
THE AWARD IS SUBJECT TO FORFEITURE AS PROVIDED HEREIN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are integral parts of this Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth in this Award Agreement are hereby incorporated herein by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Award Agreement, including Annexes A and B hereto, and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

            MDU RESOURCES GROUP, INC.

            By:  ______________________

             Thomas Everist
             Chairman of the
             Compensation Committee

Agreed:

______________________
Participant

ANNEX A

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

It is understood and agreed that the Award evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1.           Nature of Award.  The Award represents the opportunity to receive an annual incentive award if certain targeted performance goals are achieved during the Performance Period.

2.           Determination of Annual Incentive Award.  The amount of the annual incentive award earned, if any, pursuant to this Award Agreement shall be equal to a percentage of the Target Award, with such percentage determined by the Committee in accordance with Annex B hereto; provided, however, that the Committee may, in its discretion, reduce the annual incentive award based on the Participant's individual performance (as determined by the Committee) during the Performance Period.

3.           Payment.  Payment of any annual incentive award earned pursuant to this Agreement shall be made in cash in a lump sum.  Unless the Participant has elected to defer receipt of the annual incentive award in accordance with an applicable deferral arrangement, payment will be made as soon as practicable (but not later than the next March 10th) following the Committee's certification of the achievement of the Performance Measures and determination of the Participant's annual incentive payment pursuant to Section 2 hereof.

4.           Termination of Employment.  Notwithstanding anything contained herein to the contrary, except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award under this Award Agreement, the Participant must remain in the employ of the Company through the Performance Period.

5.           Unusual or Nonrecurring Events.  Unless otherwise determined by the Committee, the Performance Measure targets shall be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided hereunder; provided, however, that such adjustment shall be made in a manner that will not cause the Award to fail to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code.

6.           Tax Withholding.  The Committee shall have the power and the right to deduct or withhold from any annual incentive award earned pursuant to this Award Agreement an amount sufficient to satisfy any Federal, State and local taxes (including the Participant's FICA obligations) required by law to be withheld.

7.           Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, its Board of Directors, or the Committee.

8.           Definitions. Capitalized terms not otherwise defined herein or in the Award Agreement shall have the meanings given them in the Plan.

9.           Governing Law and Severability. To the extent not preempted by Federal law, the Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.  In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

10.           No Rights to Continued Employment.  This Award Agreement is not a contract of employment.  Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a Subsidiary.

ANNEX B

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

[2009 Approved Performance Measures]